As filed with the Securities and Exchange Commission on September 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bitzero Holdings Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	6199	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

1100 One Bentall Centre

505 Burrard Street, Suite 1100
Vancouver, British Columbia
44 (777) 303-0394

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Raffael Fiumara Sami B. Ghneim	Grant Duthie
Greenberg Traurig, P.A.	Garfinkle Biderman LLP
333 S.E. 2nd Avenue	Suite 801
Suite 4400	1 Adelaide Street East
Miami, Florida 33131	Toronto Ontario M5C 2V9
(305) 579-0500	(613) 255-4761

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

This short form base shelf prospectus (this “Prospectus”) is a base shelf prospectus. This Prospectus has been filed under legislation in each of the provinces and territories of Canada that permit certain information about these securities to be determined after this Prospectus has become final and that permit the omission of that information from this Prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This Prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities.

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Bitzero Holdings Inc. at 1100 One Bentall Centre, 505 Burrard St, Suite 1100, Vancouver, BC V7X 1M5, Telephone: +(604) 331-8300, Email: investors@bitzero.com, and are also available electronically on the issuer’s profile on the System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca and on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov/edgar.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	September 11, 2026

Bitzero HOLDINGS INC.

$200,000,000
Voting Shares
Warrants
Units
Subscription Receipts

This Prospectus relates to the offering for sale of: (i) voting shares (“Voting Shares”); (ii) warrants (“Warrants”) to purchase other Securities (as defined below); (iii) units (“Units”) comprised of one or more of the other Securities; and (iv) subscription receipts (“Subscription Receipts” and together with the Voting Shares, Warrants and Units, collectively referred to herein as the “Securities”) by Bitzero Holdings Inc. (the “Corporation”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to $200,000,000. The Securities may be offered for sale separately or in combination with one or more other Securities and may be sold from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices or at negotiated prices. This Prospectus may qualify an “at-the-market distribution,” as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”).

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and the assumption of liabilities.

The specific terms of any Securities offered will be described in one or more shelf prospectus supplements (collectively or individually, as the case may be, a “Prospectus Supplement”), including, where applicable: (i) in the case of Voting Shares, the number of Voting Shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions”, as such term is defined under NI 44-102), whether the Voting Shares are being offered for cash, and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; and (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

This Prospectus may also, from time to time, relate to the offering of Voting Shares by certain selling securityholders, as further described in any Prospectus Supplement in connection with any offering of Voting Shares by selling securityholders.

All shelf information permitted under applicable Laws (as defined below) to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference to this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities offered pursuant to this Prospectus.

The Corporation and/or selling securityholder may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution.” A Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, or agent, as the case may be, involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds that we will receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices, such as market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Canadian Securities Exchange (the “CSE”), the Nasdaq Stock Market (the “Nasdaq”) or other existing trading markets for the Securities, provided that the requirements of Part 9 of NI 44-102 are complied with in connection with the filing of a Prospectus Supplement for an “at-the-market” distribution), prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities other than an “at-the-market distribution” (as defined under NI 44-102) (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution.” No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The Corporation’s outstanding Voting Shares are listed and posted for trading on the CSE under the trading symbol “AIBZ.U” and on the Nasdaq under the trading symbol “AIBZ.” The closing price of the Voting Shares on the CSE and Nasdaq on September 10, 2026, the last trading date prior to the date of this Prospectus, was $4.49 and $4.40 per Voting Share, respectively.

The offering of any Securities under this Prospectus and any Prospectus Supplement is subject to approval of certain legal matters by Garfinkle Biderman LLP.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Voting Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Voting Shares) may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors.”

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and Interpretations of the International Financial Reporting Interpretations Committee and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is governed by the laws of Canada, that some or all of our officers and directors may be residents of a foreign country, that some of the experts named in this Prospectus are, and the underwriters, dealers or agents named in this Prospectus or any Prospectus Supplement may be residents of a foreign country and that a substantial portion of the assets of the Corporation and said persons may be located outside the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in Securities of the Corporation involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement, and in the documents incorporated by reference therein, and consider such risks in connection with an investment in such Securities. See “Risk Factors” and the annual information form of the Corporation dated February 2, 2026 (the “Annual Information Form”) for a more complete discussion of these risks.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences, including for investors who are resident in, or citizens of, the United States, may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

As of the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Corporation requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Mohammed Bakhashwain, a director and Chief Executive Officer (“CEO”) of the Corporation, and Giovanni Gaudenzi, Guido Contesso and Selena Barrera, each a director of the Corporation, reside outside Canada. Each of Mr. Bakhashwain, Mr. Gaudenzi, Mr. Contesso and Ms. Barrera has appointed Garfinkle Biderman LLP, 801-1 Adelaide St. East, Toronto, Ontario M5C 2V9, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

The Corporation’s head and registered office is located at 1100 One Bentall Centre, 505 Burrard St., Suite 1100, Vancouver, British Columbia, V7X 1M5 Canada.

ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized any person to provide different or additional information. If anyone provides readers with different or additional information, readers should not rely on it. The information contained on or available through the Corporation’s website, including at www.bitzero.com, is not intended to be included in or incorporated by reference into this Prospectus, and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus or any documents incorporated by reference herein is accurate only as of the date specified in this Prospectus or the date specified in the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

This Prospectus provides prospective investors with a general description of the Securities that we may offer. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency, any required information in respect of selling securityholders (if applicable) and any other terms specific to the Securities being offered, which may not be within the alternatives and parameters set forth in this Prospectus. The applicable Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing, prospective investors should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described under the headings “Documents Incorporated by Reference” and “Available Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable U.S. securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements relate to possible events, conditions or results of operations and are based on assumptions about future economic conditions and courses of action. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by words or phrases such as “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “scheduled”, “should”, “targets”, “will” and similar words or phrases, including their negative and grammatical variations. The absence of these words does not mean that a statement is not forward-looking.

The material forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements and information concerning:

●	the Corporation’s business strategy, objectives, milestones and growth prospects, including its plans to develop and operate data centers and related energy infrastructure, conduct Bitcoin self-mining and provide high-performance computing (“HPC”) hosting services;

●	expected demand for IT energy infrastructure, Blockchain mining and HPC applications, anticipated market growth, the Corporation’s competitive position and its ability to obtain customers and strategic hosting or infrastructure partners;

●	the proposed expansion of the Kokemäki, Finland data center campus to up to 520 MW, including the initial phase of up to 80 MW targeted for service delivery in 2027, and the timing, scope, costs, financing, construction and operation of that expansion;

●	the development of the Namsskogan, Norway data center site, including the proposed 5 MW self-hosted GPU cluster, proposed Tier 3/4 colocation spaces, the expectation that approximately 70 MW will be energized in the fourth quarter of 2026, and the timing, scope, costs, financing, construction and operation of that development;

●	efforts, including through Hydra Host, to secure customers for Namsskogan capacity and the timing and terms of any resulting arrangements;

●	the negotiation and execution of a definitive lease agreement with OneQode Networks Pte. Ltd., satisfaction of applicable conditions, phased deployment and service readiness, and the anticipated capacity, term, revenues, escalation adjustments, power costs and other benefits of the proposed arrangement;

●	the collaboration with Vertiv, including anticipated expertise, technologies, infrastructure systems and benefits, and any projects or deployments pursued in connection with that collaboration;

●	proposed acquisitions, dispositions, joint ventures, strategic investments, capital expenditures, partnerships and other business opportunities, including their timing, financing and anticipated benefits;

●	future operating and financial performance, including revenues, expenses, capital requirements, liquidity and cash flows, and the ability to generate sufficient operating cash flow, achieve positive cash flow from operating activities, fund obligations and growth plans, manage costs and achieve or sustain profitability;

●	the ability to obtain debt or equity financing, complete future offerings of Securities, list Voting Shares offered, the anticipated effects of future financings and the use of offering proceeds as described in the applicable Prospectus Supplement;

●	the sufficiency of the Corporation’s financial resources to meet its short-term liquidity requirements and to fund its operations and planned expenditures for the 12 months following the date of this Prospectus, and the analysis of future cash flows and working capital, and the assumptions underlying that analysis, set out under “Use of Proceeds – Sufficiency of Financial Resources”;

●	future Bitcoin prices, network difficulty, computing power, mining economics, energy prices and availability, and acceptance and use of Bitcoin and other digital assets;

●	compliance with, and changes to, applicable laws, regulations, tax regimes, accounting standards and governmental policies, and the ability to obtain, maintain, renew or extend required permits, licences, approvals, interconnection arrangements and other authorizations;

●	the availability, cost and reliability of electricity, equipment, infrastructure, financing and personnel, and relationships with customers, hosting counterparties, strategic partners, suppliers and contractors; and

●	the development, expansion, construction, commissioning and operation of existing and future sites; the development, performance, market acceptance and commercialization of technologies, products and business lines; the protection of intellectual property; and the outcome and effects of claims, disputes, litigation and regulatory proceedings.

The foregoing list is not exhaustive. Forward-looking statements also include statements concerning the Corporation’s future financial condition, operating results, business strategy, objectives, plans, prospects, proposed transactions and other future events, conditions, performance or achievements, whether or not identified by the foregoing words or expressions.

Forward-looking statements are based on Management’s opinions, estimates and assumptions as of the date on which the statements are made. The material factors and assumptions used to develop the forward-looking statements include, as applicable:

●	the availability of sufficient capital, operating cash flow and financing to fund operations, satisfy obligations and carry out development and expansion plans on anticipated timelines and at anticipated costs;

●	the timely receipt and maintenance of permits, licences, approvals, power allocations, grid connections and other authorizations on acceptable terms;

●	the availability of power, land, equipment, materials, technology, construction services and qualified personnel in required quantities, at acceptable costs and on anticipated timelines, without material supply chain disruption;

●	the accuracy of engineering studies, designs, capacity estimates, construction schedules, budgets and operating cost estimates, and the absence of material unforeseen technical, environmental, construction or commissioning issues;

●	the ability to secure customers and partners on acceptable terms, counterparty performance, and the negotiation and execution of a definitive lease agreement with OneQode Networks Pte. Ltd. and satisfaction of the conditions to the proposed arrangement;

●	the development of demand, pricing, utilization and customer deployment levels for data center capacity, HPC hosting, Blockchain mining and other products and services as anticipated;

●	Bitcoin prices, network difficulty, transaction fees, computing power, energy prices and other mining economics remaining within ranges that support operations and plans;

●	no material adverse change in economic, financial, capital market, competitive, regulatory, political, legal, accounting or tax conditions, and the Corporation’s continuing ability to comply with applicable requirements; and

●	the ability to retain and attract qualified personnel and advisors, maintain effective controls and systems, and apply offering proceeds substantially as described in the applicable Prospectus Supplement.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied. Material risks and uncertainties include, but are not limited to:

●	insufficient financing or operating cash flow, the working capital deficiency and going concern uncertainty, and the possible need to curtail operations or dispose of assets;

●	delays, cost overruns, design changes, construction, commissioning or operational difficulties, equipment failures, supply chain disruption, power curtailment or interruption, and the inability to obtain or maintain power capacity, grid connections, sites, equipment or authorizations;

●	the failure to secure customers or partners, counterparty non-performance, and the possibility that a definitive agreement with OneQode Networks Pte. Ltd. or a project with Vertiv, Hydra Host or another counterparty may not be completed as contemplated, or at all, or may not produce anticipated revenues or benefits;

●	changes in demand, pricing, competition or technology in the data center, HPC, Blockchain and Bitcoin mining industries, including technological obsolescence and difficulty obtaining suitable hardware;

●	Bitcoin and digital asset price volatility, changes in network difficulty, computing power, transaction fees or protocols, and loss, theft or restricted access to digital assets;

●	increases in power, construction, equipment, labour, financing or other costs, and adverse changes in exchange rates, interest rates, economic conditions or capital markets;

●	cyberattacks, information technology or system interruptions, erroneous transactions, human error, industrial accidents and high-voltage electricity and industrial hazards;

●	adverse changes in laws, regulations, accounting standards, tax rules or governmental policies, or inability to comply with applicable requirements; and

●	inability to attract and retain qualified personnel, contractors, customers and partners, inability to manage growth and controls, litigation, regulatory proceedings, conflicts, inadequate insurance, geopolitical events and the other risks described under “Risk Factors” in this Prospectus and the documents incorporated by reference herein.

Although Management believes that the expectations and assumptions underlying the forward-looking statements are reasonable as of the date made, there can be no assurance that they will prove correct. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are expressly qualified by the foregoing cautionary statements and by the risk factors described under “Risk Factors” in this Prospectus and the documents incorporated by reference herein.

Forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Corporation undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When required by applicable securities laws, the Corporation will update or withdraw previously disclosed material forward-looking information in accordance with those requirements.

CAUTIONARY NOTE REGARDING FUTURE-ORIENTED FINANCIAL INFORMATION AND FINANCIAL OUTLOOK

This Prospectus contains a financial outlook, within the meaning of applicable Canadian securities laws, under “Use of Proceeds – Sufficiency of Financial Resources”, consisting of Management’s analysis of the Corporation’s future cash flows and working capital to support the company’s operation for the 12 months following the date of this Prospectus. This Prospectus and the documents incorporated by reference herein may also contain other future-oriented financial information presented in the format of historical financial statements (“FOFI”) and other financial outlooks (together with the financial outlook referred to above, “prospective financial information”), which may include information regarding anticipated revenues, expenses, capital expenditures, operating costs, liquidity, cash flows, financing requirements and other prospective financial performance, financial position or cash flows.

The prospective financial information has been prepared by Management, based on its assessment of the relevant information available as of the applicable date, to convey Management’s current expectations. The financial outlook under “Use of Proceeds – Sufficiency of Financial Resources” has been included in this Prospectus in order to assist readers in assessing the Corporation’s expected ability to meet its cash obligations and to fund its operations and non-discretionary expenditures over the 12 months following the date of this Prospectus in light of its historical financial performance, and not as an inducement to any person to purchase Securities. Although Management believes the prospective financial information has been prepared on a reasonable basis, the assumptions underlying it may prove to be imprecise or incorrect, and there can be no assurance that those assumptions will prove correct or that the contemplated results will be realized. Readers are cautioned that this information may not be appropriate for any other purpose, is not a forecast of revenue or profitability, and does not purport to present the Corporation’s working capital, cash flow from operating activities or financial condition in accordance with IFRS. Readers should not place undue reliance on prospective financial information.

The financial outlook does not give effect to any proceeds from a future offering of Securities for cash under this Prospectus or any Prospectus Supplement, or any proceeds from the exercise of outstanding convertible securities, and does not assume that any discretionary development expenditures in respect of the Corporation’s Namsskogan, Norway and Kokemäki, Finland sites are incurred during the period, in each case except to the extent expressly reflected in the analysis under “Use of Proceeds – Sufficiency of Financial Resources”. For greater certainty, the financial outlook reflects the gross proceeds of the completed July 2026 Special Warrant Financing, which were received prior to the date of this Prospectus; the qualification, by a Prospectus Supplement, of the distribution of the Voting Shares and Warrants issuable in respect of the Special Warrants will not result in the receipt of any additional proceeds by the Corporation. Neither the Corporation’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information contained in this Prospectus, nor expressed any opinion or other form of assurance with respect to that information or its achievability, and each assumes no responsibility for, and disclaims any association with, that information.

Prospective financial information speaks only as of the date on which it is provided. The Corporation will update or withdraw previously disclosed material prospective financial information, and will compare actual results for the relevant periods with the financial outlook, to the extent required by applicable securities laws, including section 5.8 of NI 51-102.

GENERAL MATTERS

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. References to this “Prospectus” refer to this short form base shelf prospectus, including the documents incorporated by reference herein. We have not authorized anyone to provide you with information that is different than the information contained herein. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The information contained on our website is not a part of this Prospectus and is not incorporated by reference into this Prospectus despite any references to such information in this Prospectus or the documents incorporated by reference, and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. We are not making an offer of these Securities where the offer is not permitted by law. You should assume that information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus is part of a registration statement on Form F-10 (the “Registration Statement”) relating to our Securities that we have filed or will file with the SEC. Under the Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $200,000,000. This Prospectus, which constitutes part of the Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated By Reference.” This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Corporation and Securities.

Unless otherwise specified or the context otherwise requires, in this Prospectus, (i) all references to the “Corporation”, “Company”, “Bitzero”, “we”, “us” and “our” means, Bitzero Holdings Inc. and where the context so requires, includes its subsidiaries, predecessors, together with their respective predecessors (where the context so requires), (ii) “Material Adverse Effect” means a material adverse effect on the Business, the properties, assets, liabilities (including contingent liabilities), results of operations, financial performance, financial condition, or the market and trading price of the Securities, of the Corporation and its subsidiaries, taken as a whole, (iii) “Authorizations” means, collectively, all consents, licenses, registrations, permits, authorizations, permissions, orders, approvals, clearances, waivers, certificates, and declarations issued, granted, given or otherwise made available by or under the authority of any Government Entity or pursuant to any requirement under applicable Law, (vi) “Governmental Entities” means: (a) any international, multi-national, national, federal, provincial, territorial, State, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (b) any subdivision or authority of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including, for greater certainty, the CSE and Nasdaq; (v) “Laws” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended, unless expressly specified otherwise; (vi) “Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative or government (including any Governmental Entity), syndicate or other entity, whether or not having legal status; (vii) “Applicable Securities Laws” means, as applicable, the securities legislation, securities regulation and securities rules, and the policies, notices, instruments and blanket orders of each Canadian securities regulator having the force of applicable Law and in force from time to time; and (viii) all other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Annual Information Form. This Prospectus and the information incorporated herein by reference include certain trade names and trademarks which are protected under applicable intellectual property Laws and are our property.

We may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate amount of $200,000,000. This Prospectus provides a general description of the Securities that we may offer. All information permitted under applicable Laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Before purchasing any Securities, prospective investors should carefully read both this Prospectus and the applicable accompanying Prospectus Supplement, together with the additional information provided in the documents incorporated by reference herein as described under the heading “Documents Incorporated by Reference.”

FINANCIAL INFORMATION AND CURRENCY PRESENTATION

The financial statements of the Corporation incorporated by reference in this Prospectus are reported in U.S. dollars and have been prepared in accordance with IFRS. Unless otherwise specified or the context otherwise requires, all references to “$” and “dollars” refer to U.S. dollars.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this Prospectus (or in a document incorporated or deemed to be incorporated by reference herein or therein) concerning the industry and the markets in which the Corporation operates, including its general expectations and market position, market opportunities and market share, is, or may be, based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and the studies and estimates of Management.

Unless otherwise indicated, the Corporation’s estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from the Corporation’s internal research, and include assumptions made by Management which Management believe to be reasonable based on their knowledge of the relevant industry and markets. Such internal research and assumptions have not been verified by any independent source, and the Corporation and Management have not independently verified any third-party information. While Management believes the market position, market opportunity and market share information included, or which may be included, in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the Corporation’s future performance and the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” herein and in the Annual Information Form for further details.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the various securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Corporation 1100 One Bentall Centre, 505 Burrard St., Suite 1100, Vancouver, British Columbia, V7X 1M5 Canada, Telephone: +604-331-8300, Email: investor@bitzero.com, and are also accessible under the Corporation’s issuer profiles on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar.

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the SEC.

Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Corporation may not be required to publish financial statements as promptly as U.S. companies. Documents filed with, or furnished to, the SEC are available through EDGAR. The filings of the Corporation through SEDAR+ and through EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

The following documents, filed with the various securities commission or similar securities regulatory authorities in Canada are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the material change report of the Corporation dated October 4, 2024, in respect of the 2024 Consolidation, which was filed on SEDAR+ on October 8, 2024;

(b)	the management information circular of the Corporation dated November 25, 2024, in respect of a plan of arrangement between the Corporation and its wholly-owned subsidiaries, filed on SEDAR+ on November 25, 2024;

(c)	the material change report of the Corporation dated December 18, 2024, in respect of a plan of arrangement between the Corporation and its wholly-owned subsidiaries, filed on SEDAR+ on December 18, 2024;

(d)	the material change report of the Corporation dated July 24, 2025, in respect of the WBM Adjustment, filed on SEDAR+ on July 29, 2025;

(e)	the Special Meeting Circular, for the Corporation’s special meeting held on August 25, 2025, filed on SEDAR+ on August 5, 2025;

(f)	the listing statement of the Corporation dated November 19, 2025, filed on SEDAR+ on November 20, 2025, excluding the following sections and schedules of, or information in, as applicable, the listing statement:

(i)	Section 6 – “Selected Consolidated Financial Information”;

(ii)	Section 7 – “Management’s Discussion and Analysis”;

(iii)	Section 25 – “Financial Statements”;

(iv)	Schedule “A” – “Financial Statements of WBM”;

(v)	Schedule “B” – “Financial Statements of Bitzero”;

(vi)	Schedule “C” – “Pro Forma Financial Statements”;

(vii)	Schedule “D” – “MD&A of WBM”;

(viii)	Schedule “E” – “MD&A of Bitzero”;

(ix)	in each case of (i) through to and including (viii) above, any summary or information derived therefrom, to the extent superseded by subsequently filed financial statements and management’s discussion and analysis incorporated by reference in this Prospectus;

(g)	the Corporation’s Notice of Change dated December 1, 2025, filed pursuant to NI 51-102, in respect of changing the Corporation’s financial year end from October 31 to September 30 and change of corporate structure pursuant to the Reverse Takeover Transaction, filed on SEDAR+ on December 1, 2025;

(h)	the material change report of the Corporation dated December 1, 2025, in respect of the Reverse Takeover Transaction and listing of the Voting Shares on the CSE, filed on SEDAR+ on December 1, 2025;

(i)	the material change report of the Corporation dated December 12, 2025, in respect of a power optimization initiative and the engagement of investor relations service providers by the Corporation, filed on SEDAR+ on December 22, 2025;

(j)	the amended and restated audited consolidated financial statements of Bitzero Blockchain, being the acquirer of the Corporation pursuant to the Reverse Takeover Transaction, for the financial year ended September 30, 2025, and 2024, together with the notes thereto and the auditors’ report dated January 28, 2026, except as to note 22(c), as to which the date is September 9, 2026 (the “Annual Financial Statements”), which were filed on SEDAR+ on January 28, 2026 and refiled, as amended and restated, on SEDAR+ on September 9, 2026;

(k)	the amended and restated management’s discussion and analysis of financial condition and results of operations of Bitzero Blockchain for the year ended September 30, 2025, and 2024, which was filed on SEDAR+ on January 28, 2026 and refiled, as amended and restated, on SEDAR+ on September 9, 2026;

(l)	the Annual Information Form of the Corporation dated February 2, 2026, in respect of the fiscal year ended September 30, 2025, filed on SEDAR+ on February 2, 2026;

(m)	the audited consolidated financial statement of the Corporation, for the financial year ended October 31, 2025 and 2024, together with the notes thereto and the auditors’ report dated March 6, 2026, which were filed on SEDAR+ on March 6, 2026;

(n)	the management’s discussion and analysis of financial condition and results of operations of the Corporation for the year ended October 31, 2025 and 2024, which was filed on SEDAR+ on March 6, 2026;

(o)	the Corporation’s Form 51-102F6V – Statement of Executive Compensation – Venture Issuers for the years ended October 31, 2025 and 2024, filed on SEDAR+ on April 16, 2026;

(p)	Bitzero Blockchain’s Form 51-102F6V – Statement of Executive Compensation – Venture Issuers for the years ended September 30, 2025, and 2024, filed on SEDAR+ on April 16, 2026;

(q)	the change of status report of the Corporation dated June 9, 2026 filed in connection with the Corporation’s Nasdaq listing effective June 9, 2026;

(r)	the material change report of the Corporation dated June 10, 2026, in respect of the resignation of Gilles Seguin as a director, appointments of Guido Contesso and Selena Barrera as directors, and appointment of Mohammed Bakhashwain as Chair of the Board of Directors, filed on SEDAR+ on June 10, 2026;

(s)	the material change report of the Corporation dated August 10, 2026 in connection with the July 2026 Special Warrant Financing (as hereinafter defined);

(t)	the material change report of the Corporation dated August 31, 2026 in respect of the repayment in full of the JGB senior secured loan on August 6, 2026, filed on SEDAR+ on August 31, 2026;

(u)	the amended and restated interim financial statements of the Corporation for period ended June 30, 2026, together with the notes thereto (the “Interim Financial Statements”), filed on SEDAR+ on September 9, 2026; and

(v)	the amended and restated management’s discussion and analysis of financial condition and results of operations for the period ended June 30, 2026, filed on SEDAR+ on September 9, 2026.

Any documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including certain material change reports (excluding material change reports filed on a confidential basis), comparative interim financial statements, comparative annual financial statements and the auditors’ report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms, marketing materials (as such term is defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and business acquisition reports filed by the Corporation with the securities commissions or similar authorities in the provinces of Canada during the term of this Prospectus are deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC pursuant to the Exchange Act after the date of this Prospectus, such documents or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of a current report on Form 6-K, if and to the extent expressly provided in such report).

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and the related annual financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with, and, where required, accepted by the securities commissions and similar authorities in the provinces and territories of Canada during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, and the accompanying management’s discussion and analysis material change reports and annual filings or information circulars filed before the commencement of the Corporation’s fiscal year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms in respect of any Securities, updated disclosure of earnings interest coverage ratios (if applicable) and any additional or updated information that the Corporation may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of such Securities covered by such Prospectus Supplement.

Certain marketing materials (as that term is defined in NI 41-101) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in NI 41-101) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part:

(a)	the documents listed under the heading “Documents Incorporated By Reference” in this Prospectus;

(b)	the consent of SRCO Professional Corporation;

(c)	the consent of Garfinkle Biderman LLP;

(d)	the consent of MNP LLP; and

(e)	powers of attorney of the Corporation’s directors and officers, included on the signature pages of the Registration Statement.

A copy of any underwriting agreement, agency agreement, warrant indenture, subscription receipt agreement, debenture indenture, statement of eligibility of trustee on Form T-1, or similar agreement that is required to be filed, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov/edgar.

The Corporation is concurrently filing with the SEC the Registration Statement under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities offered in this Prospectus, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to the Corporation and the Securities. See “Documents Filed as Part of this Registration Statement.”

SUMMARY DESCRIPTION OF THE BUSINESS

This summary does not contain all the information that may be important to you in deciding whether to invest in the Securities. You should read the entire Prospectus, including the section entitled “Risk Factors”, the applicable Prospectus Supplement, and the documents incorporated by reference herein, including the Annual Information Form, before making such decision.

Name, Address, Incorporation

The full corporate name of the Corporation is “Bitzero Holdings Inc.” The Corporation was incorporated on August 26, 2006, pursuant to the provisions of the Canada Business Corporations Act under the name “Tiidal Gaming Group Corp.” and was continued to the Province of British Columbia governed under the BCBCA on June 4, 2024. On July 10, 2024, the Corporation changed its name from “Tiidal Gaming Group Corp.” to “WBM Capital Corp.”

On November 19, 2025, the Corporation completed the Reverse Takeover Transaction pursuant to the terms of the Letter Agreement between Bitzero Blockchain Inc. and the Corporation by way of a triangular amalgamation. In connection with the Reverse Takeover Transaction, the Corporation changed its name from “WBM Capital Corp.” to “Bitzero Holdings Inc.”, Bitzero Blockchain became a wholly-owned subsidiary of the Corporation, and the shareholders of Bitzero Blockchain became holders of the Voting Shares and Non-Voting Shares on the basis of: (i) one Voting Share for 10 voting shares in the capital of Bitzero Blockchain held; and (ii) one Non-Voting Share on the basis of 10 non-voting shares in the capital of Bitzero Blockchain.

Following the Reverse Takeover Transaction, the head and registered office of the Corporation is located at 1100 One Bentall Centre, 505 Burrard St., Suite 1100, Vancouver, British Columbia, V7X 1M5 Canada. The Corporation’s principal regulator is the British Columbia Securities Commission, and it is a reporting issuer in the provinces of Alberta and Ontario as well.

On November 24, 2025, the Voting Shares commenced trading on the CSE under the symbol “BITZ.U.”

Effective June 9, 2026, the Corporation’s registration statement on Form 40-F was declared effective by the SEC, and the Voting Shares were listed and commenced trading on the Nasdaq under the symbol “AIBZ.” Concurrently, the Voting Shares changed their trading symbol on the CSE from “BITZ.U” to “AIBZ.U.”

Intercorporate Relationships

The corporate chart of the Corporation including the Subsidiaries, together with the jurisdiction of incorporation of the Corporation and its subsidiary and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Corporation is as follows:

Description of the Business

The Corporation and its Subsidiaries are a provider of IT energy infrastructure and high-efficiency power generation for data centers to support various activities including HPC and Blockchain mining. The Business focuses on three principal areas: (1) data center development; (2) Bitcoin mining; and (3) obtaining strategic data center hosting partnerships. Bitzero Blockchain, is the operating entity of the Corporation, which owns all the other Subsidiaries; see “Intercorporate Relationships” for the Corporation’s organization chart.

Bitzero Blockchain was created to disrupt and innovate in the Blockchain and data center spaces to move markets away from unsustainable data and mining practices. It is engaged in the development and operation of data centers and related energy infrastructure, Bitcoin self-mining, and HPC hosting. Bitzero Blockchain’s primary objective is to address the increasing demand for IT energy infrastructure driven by the growth of Blockchain technology and other HPC applications by leveraging advanced technology and energy-efficient solutions. By creating harmony with local authorities, investors, and customers, Bitzero Blockchain aims to become a leader in Blockchain mining and HPC hosting in a sustainable fashion and set a new global standard for best practices in clean energy sourcing, heat capture, and sustainability within local communities.

Recent Developments

Investor Relations Engagements (February 2026)

On February 10, 2026, the Corporation announced enhancements to its investor relations program, including the engagement of Plutus Invest & Consulting GmbH (“Plutus”) and the renewal of its agreements with i2i Marketing Group, LLC (“i2i”) and Native Ads, Inc. (“Native Ads”).

The engagement of Plutus commenced on February 6, 2026 for a term of 12 months following its execution, with an option to extend or renew upon mutual agreement, and provided for the design and implementation of an advertisement-based investor awareness campaign focused on the European investment market, primarily through digital marketing, digital advertising, email distribution and online investor platforms, in consideration for cash compensation of €100,000. The engagement of Plutus has concluded and is no longer active.

The agreement with i2i provided for marketing services, including social media management, content creation and distribution, digital marketing and digital advertising, for distribution by email and on online investor platforms, in consideration for cash compensation of $125,000. That agreement commenced on September 30, 2025 and was renewed on February 10, 2026 for a period of six months or until the retainer was depleted.

The agreement with Native Ads provided for a marketing campaign including cost-per-click advertising, media buying and content distribution, search engine marketing, content creation, web development, advertising creative development, search engine optimization, campaign optimization, and reporting and data insights services, in consideration for total retainer cash compensation of US$75,000. That agreement commenced on February 17, 2025 and was renewed on February 10, 2026 for an additional term of up to twelve months or until the retainer was depleted. The engagement of Native Ads has concluded and is no longer active.

On November 25, 2025, the Corporation announced that it had engaged Adelaide Capital Markets Inc. (“Adelaide”), of Suite 1050, 400 Burrard Street, Vancouver, British Columbia, to provide investor relations and consulting services, including virtual campaigns, social media, conference attendance and assistance with investor communications. That agreement had an initial term of November 24, 2025 to February 24, 2026, in consideration for a monthly fee of C$8,000 plus applicable taxes, and renews automatically on a monthly basis until terminated in accordance with its terms. The Adelaide engagement remains in effect as at the date of this Prospectus.

Each of Plutus, i2i, Native Ads and Adelaide was at arm’s length to the Corporation and, as at the date of the applicable announcement, held no beneficial ownership of, and no right or intention to acquire, securities of the Corporation. No securities of the Corporation were issuable to any of them as compensation under their respective agreements.

Engineering Update at the Finland and Norway Sites

On April 24, 2026, the Corporation completed an engineering due diligence report prepared in collaboration with Red Engineering Design Ltd. (“Red Engineering”) covering the expansion of the Corporation’s data center campus at Kokemäki, Finland to a capacity of up to 520 MW, taking into account anticipated advances in next-generation GPU technologies and density improvements. The report supports pre-design work for up to 520 MW at the site, with an initial phase of up to 80 MW targeted to be ready for service delivery in 2027.

In parallel, at the Corporation’s data center site at Namsskogan, Norway, the Corporation completed the design of a 5 MW self-hosted GPU cluster and initial designs for two 50 MW Tier 3/4 colocation spaces, and is working with Hydra Host to secure a customer for the initial 5 MW cluster through Hydra Host’s network of enterprise and AI-native customers. The Corporation has approximately 70 MW of capacity that it expects to energize in the fourth quarter of 2026.

Binding Letter Agreement with OneQode in respect of the Norway Site

On May 5, 2026, the Corporation entered into a binding letter agreement (the “OneQode Letter Agreement”) with OneQode Networks Pte. Ltd. (“OneQode”), a global high-performance cloud and network infrastructure provider, providing for a 15-year lease of the full 110 MW of capacity at the Corporation’s Namsskogan, Norway data center site. OneQode has indicated that it plans a large-scale GPU deployment across the 110 MW, with readiness for service delivery targeted for 2027.

A definitive lease agreement has not been executed as at the date of this Prospectus. The completion of any definitive lease agreement remains subject to customary conditions, including the completion of due diligence, agreement on technical specifications and the negotiation of credit support arrangements. There can be no assurance that a definitive lease agreement will be entered into on the terms contemplated by the OneQode Letter Agreement, on other terms, or at all. See “Risk Factors.”

Listing of the Voting Shares on Nasdaq

On May 7, 2026, the Corporation submitted an application to list the Voting Shares on Nasdaq under the symbol “AIBZ” and on June 4, 2026, the Corporation announced that the Voting Shares had been approved for listing on Nasdaq. Effective June 9, 2026, the Corporation’s registration statement on Form 40-F was declared effective by the SEC, the Voting Shares were listed and commenced trading on Nasdaq under the symbol “AIBZ”, and the trading symbol for the Voting Shares on the CSE changed from “BITZ.U” to “AIBZ.U”. See “Summary Description of the Business – Name, Address, Incorporation.”

Changes to the Board and Management

Effective June 4, 2026, Gilles Seguin resigned as a director of the Corporation, but remains the Corporation’s Corporate Secretary, Guido Contesso and Selena Barrera were appointed as directors of the Corporation, and Mohammed Bakhashwain was appointed Chair of the Board. Following these changes, the Board consists of Mohammed Bakhashwain, Giovanni Gaudenzi, Claudia Di Iorio, Guido Contesso and Selena Barrera.

Land Reservation Agreement in respect of an Additional Finland Site

On June 23, 2026, the Corporation secured a reservation of approximately 33 hectares of industrial land in Finland pursuant to a reservation agreement entered into with a local municipality in Finland, further expanding the Corporation’s Nordic development portfolio. The land has been reserved for a period of six months. Based on current planning assumptions, the initial phase of the site is expected to support up to 60 MW of capacity. The site benefits from a 110 kV transmission line running through the property. During the reservation period, the Corporation expects to advance engineering work and electrical connections and to identify the long-lead infrastructure items required to support future development of the site.

The terms and conditions of any further agreement between the parties have not yet been settled as of the date of this Prospectus. There can be no assurance that the reservation will result in the site being developed. See “Risk Factors.”

Investor Relations Engagement (June 2026)

On June 23, 2026, the Corporation announced that it had engaged Think Ink Marketing Data and Email Services Inc. (“Think Ink”) to provide investor relations and digital marketing services in connection with a two-week investor awareness campaign, in consideration for aggregate cash compensation of $246,500. The campaign commenced in June 2026; certain campaign activities were delayed and the campaign remains ongoing as at the date of this Prospectus. Think Ink is at arm’s length to the Corporation and no securities of the Corporation were issued or are issuable to Think Ink in connection with the engagement.

July 2026 Special Warrant Financing

On July 29, 2026, the Corporation entered into securities purchase agreements with certain institutional investors in respect of a private placement of an aggregate of 5,828,342 special warrants of the Corporation (each, a “Special Warrant”) at a price of $4.25 per Special Warrant, for aggregate gross proceeds of $24,770,454 (the “July 2026 Special Warrant Financing”). The July 2026 Special Warrant Financing closed on July 30, 2026. The Corporation intends to use the net proceeds of the July 2026 Special Warrant Financing for the repayment of certain outstanding indebtedness, the continued development of its product and service offerings, potential future acquisitions, working capital and general corporate purposes.

Each Special Warrant will be automatically exercised, for no additional consideration, into one Voting Share and one common share purchase warrant of the Corporation (each whole warrant, a “Special Warrant Underlying Warrant”) on the earlier of: (i) the first business day after the Corporation files a prospectus supplement, or obtains a receipt from the applicable securities regulatory authorities in Canada for a final prospectus, qualifying the distribution of the Voting Shares and Special Warrant Underlying Warrants issuable upon exercise of the Special Warrants; and (ii) the date that is four months and one day after the closing of the July 2026 Special Warrant Financing. Each Special Warrant Underlying Warrant will be exercisable immediately upon issuance and will entitle the holder to acquire one Voting Share at an exercise price of $5.00 per Voting Share for a period of five years from the date of issuance of the Special Warrants.

Clear Street LLC acted as the exclusive placement agent in connection with the July 2026 Special Warrant Financing. In connection with the July 2026 Special Warrant Financing, the Corporation has entered into a registration rights agreement with the investors pursuant to which the Corporation agreed to file a registration statement with the SEC providing for the resale of the Voting Shares issuable upon the deemed exercise of the Special Warrants and the Voting Shares issuable upon exercise of the Special Warrant Underlying Warrants. The securities issued under the July 2026 Special Warrant Financing were offered and sold in the United States in reliance upon the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Repayment of Senior Secured Loan Facility

On August 6, 2026, the Corporation repaid in full all outstanding obligations under its senior secured loan facility with JGB Collateral LLC, as administrative and collateral agent for the lenders, using a portion of the net proceeds of the July 2026 Special Warrant Financing. The repayment consisted of $22,375,000 of outstanding principal and $45,699.69 of accrued and unpaid interest. All liens and security interests granted in connection with the facility against the assets of the Corporation and its subsidiaries were released, and the financial and other covenants under the facility, including the minimum cash covenant in respect of which $2,000,000 of restricted cash was held, ceased to apply.

The warrants issued to the lenders in connection with the facility remain outstanding in accordance with their terms. See “Consolidated Capitalization”.

Collaboration with Vertiv

On August 4, 2026, the Corporation announced a collaboration with Vertiv, a global provider of critical digital infrastructure, further expanding the Corporation’s network of technical, engineering and supply chain providers supporting the delivery of its data center projects. Vertiv is expected to contribute expertise in critical power, thermal management (including advanced liquid cooling design and engineering) and infrastructure deployment in support of the design and delivery of the Corporation’s artificial intelligence, high-performance compute and hyperscale data center infrastructure, and to expand the Corporation’s access to established technologies and modular, end-to-end infrastructure systems.

The Corporation and Vertiv have entered into a memorandum of understanding (the “MOU”) in respect of the collaboration. The MOU is non-binding and does not obligate the Corporation or Vertiv to proceed with any particular project, purchase or level of expenditure, and no definitive agreement in respect of any specific site or deployment has been entered into as at the date of this Prospectus. There can be no assurance that the collaboration will proceed on the terms currently contemplated, or at all, or that it will result in the anticipated benefits. See “Risk Factors.”

Potential Acquisitions

Consistent with its business strategy and in the normal course, the Corporation may from time to time evaluate, pursue or engage in discussions regarding potential acquisitions of, investments in, or joint ventures involving, complementary businesses, assets, projects or infrastructure opportunities, including opportunities related to data centre development, high-performance compute, artificial intelligence infrastructure, power infrastructure, hosting arrangements or other strategic opportunities which may or may not be material. Such opportunities may include non-binding letters of intent, conditional agreements, preliminary discussions or other arrangements, and there can be no assurance that any such opportunity, discussion, letter of intent or agreement will result in a completed acquisition, investment, joint venture or other transaction or, if completed, what the final terms, timing or impact of any such transaction would be. The Corporation expects to continue to evaluate and pursue acquisition, investment, joint venture and strategic opportunities that it believes may complement or advance its business.

More detailed information regarding the business of the Corporation, as well as its operations, assets, products, services, and properties can be found in the documents incorporated by reference herein (including but not limited to under the headings “General Development of the Business” and “Description of the Business” in the Annual Information Form). See “Documents Incorporated by Reference.”

CONSOLIDATED CAPITALIZATION

Other than as disclosed below, there have been no material changes in the consolidated capitalization of the Corporation since the date of the Interim Financial Statements, which have not been disclosed in this Prospectus or the documents incorporated by reference. The applicable Prospectus Supplement will describe any material changes, and the effect of such material changes, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

The following table sets forth our consolidated capitalization as at the date of our most recently completed financial period, being June 30, 2026, and updated to show changes to our capitalization as at September 11, 2026:

	Authorized	As at June 30, 2026	As at September 11, 2026
Shareholder Equity
Voting Shares	Unlimited	54,069,407	55,597,366
Warrants(2)	Unlimited	2,347,229	1,504,913
Options(3)	See note 1	727,273	727,273
Restricted Share Units	See note 1	975,000	350,000
Non-Voting Shares	Unlimited	2,312,243	2,312,243
Convertible debentures	Unlimited	3,399,748(4)	963,498(4)
Special Warrants(6)	Unlimited	Nil	5,828,342
Total Fully Diluted		63,830,900 (4)(5)	73,111,977 (4)(5)(6)

Notes:

1.	The Corporation adopted the Omnibus Plan in connection with the Reverse Takeover Transaction, which replaced the Previous Stock Option Plan. The Omnibus Plan is a rolling plan subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Voting Shares). It provides that the aggregate maximum number of Voting Shares that may be issued upon the exercise or settlement of awards granted under the Omnibus Plan shall not exceed 20% of Corporation’s issued and outstanding Voting Shares from time to time. The Omnibus Plan is an “evergreen” plan, since the Voting Shares covered by awards which have been exercised, settled or terminated shall be available for subsequent grants under the Omnibus Plan and the number of awards available to grant increases as the number of issued and outstanding Voting Shares increases.

2.	All Warrants are exercisable into one Voting Share each. As at June 30, 2026, 2,347,229 Warrants were issued and outstanding at a weighted average exercise price of $1.28 per Warrant, comprising 1,703,479 JGB Warrants, being 1,105,986 JGB First Warrants and 597,493 JGB Second Warrants, exercisable at $0.10 and expiring on November 19, 2030, 375,000 Warrants exercisable at $4.00 and expiring on October 14, 2027 and 268,750 Warrants exercisable at $5.00 and expiring on October 10, 2028. As at the date of this Prospectus, following cashless exercises of JGB Warrants in July 2026, 1,504,913 Warrants are issued and outstanding, comprising 861,163 JGB Warrants exercisable at $0.10 and expiring on November 19, 2030, 375,000 Warrants exercisable at $4.00 and expiring on October 14, 2027 and 268,750 Warrants exercisable at $5.00 and expiring on October 10, 2028. The JGB Warrants remain outstanding in accordance with their terms notwithstanding the repayment in full of the Corporation’s senior secured loan facility on August 6, 2026.

3.	All Options are exercisable into one Voting Share each. As at June 30, 2026, 727,273 Options were issued and outstanding at a weighted average exercise price of $4.48 per Option, comprising: 227,273 Options exercisable at $5.55 expiring on December 12, 2026; 20,000 Options exercisable at $4.00 expiring on April 1, 2027; 170,000 Options exercisable at $4.00 expiring on July 12, 2027; 150,000 Options exercisable at $4.00 expiring on August 1, 2027; and 160,000 Options exercisable at $4.00 expiring on November 19, 2028. The exercise prices of the outstanding and exercisable Options ranged from $4.00 to $5.55 per Voting Share and the weighted average remaining contractual life was 1.50 years. No Options were granted, exercised, cancelled or expired between June 30, 2026 and the date of this Prospectus.

4.	As at June 30, 2026, the Corporation had outstanding: (i) convertible debentures issued in October 2025, of which $100,000 in aggregate principal amount remained outstanding, convertible into 25,000 Voting Shares at $4.00 per Voting Share; (ii) the JGB Second Draw and the JGB First Draw Conversion Amount, carrying aggregate principal of $9,645,000 and convertible at $4.00 per Voting Share, representing 2,411,250 Voting Shares, following the conversion of $600,000 of principal into 150,000 Voting Shares on June 5, 2026; (iii) the FAR Note, carrying principal of $2,853,990 and convertible into 713,498 Voting Shares at $4.00 per Voting Share; and (iv) a $1,000,000 convertible loan advanced by a former officer of the Corporation, convertible into 250,000 Voting Shares at $4.00 per Voting Share, which loan and related equity instruments are the subject of ongoing legal proceedings between the Corporation and the former officer. As at the date of this Prospectus: the October 2025 convertible debentures have been converted in full and none remain outstanding; on August 6, 2026 the Corporation repaid in full all outstanding obligations under its senior secured loan facility with JGB Collateral LLC, consisting of $22,375,000 of outstanding principal and $45,699.69 of accrued and unpaid interest, and no amounts remain outstanding or convertible under the instruments described in (ii) above; and the instruments described in (iii) and (iv) above remain outstanding in the amounts described above.

5.	The “Total Fully Diluted” figures in the table above assume the exercise of all outstanding Warrants and Options, the settlement of all outstanding Restricted Share Units, the conversion of all outstanding Non-Voting Shares into Voting Shares on a one-for-one basis, without giving effect to the beneficial ownership limitation applicable to the Non-Voting Shares, the deemed exercise of all outstanding Special Warrants into Voting Shares and Special Warrant Underlying Warrants and the exercise of those Special Warrant Underlying Warrants, and the conversion of the convertible instruments described in note 4 on the basis of outstanding principal amounts only. They do not give effect to any additional Voting Shares that may be issued in respect of accrued and unpaid interest that is convertible into, or payable in, Voting Shares or other equity securities under the terms of the applicable instruments, or to the ratchet adjustment provisions of the JGB Warrants.

6.	The July 2026 Special Warrant Financing closed on July 30, 2026. As at September 11, 2026, 5,828,342 Special Warrants were issued and outstanding. Each Special Warrant will be automatically exercised, for no additional consideration, into one Voting Share and one Special Warrant Underlying Warrant exercisable at $5.00 per Voting Share for a period of five years from the date of issuance of the Special Warrants, on the earlier of the first business day after the Corporation files a prospectus supplement, or obtains a receipt for a final prospectus, qualifying the distribution of the underlying securities and December 1, 2026. No Voting Shares or Special Warrant Underlying Warrants had been issued in respect of the Special Warrants as at September 11, 2026. The “Total Fully Diluted” figure as at September 11, 2026 includes 5,828,342 Voting Shares and 5,828,342 Special Warrant Underlying Warrants issuable in respect of the Special Warrants, being 11,656,684 Voting Shares in the aggregate. See “Summary Description of the Business – Recent Developments – July 2026 Special Warrant Financing.”

USE OF PROCEEDS

Net Proceeds

The net proceeds from any offering of Securities, together with the proposed uses of those proceeds and the business objectives to be achieved, will be described in the applicable Prospectus Supplement.

Management will have broad discretion in applying the proceeds of any offering. Actual expenditures may differ significantly from the amounts disclosed in the relevant Prospectus Supplement due to operational results, market conditions, and other factors described under “Risk Factors” or in the applicable Prospectus Supplement.

The Corporation may offer Securities from time to time, in one or more series, up to an aggregate amount of $200,000,000. Net proceeds will equal the aggregate offering amount less commissions and issuance costs. Because proceeds depend on the number and price of Securities sold, the Corporation cannot presently estimate the net proceeds of any future offering. Specific uses of proceeds for each offering will be detailed in the corresponding Prospectus Supplement.

In determining the aggregate offering amount, the Corporation has had regard to its anticipated capital requirements over the 25 month period following the date of a receipt for this Prospectus, including the capital cost of the data centre development program at its Namsskogan, Norway and Kokemäki, Finland sites described under “Summary Description of the Business – Recent Developments”, together with the repayment of indebtedness, working capital and general corporate purposes. Since the date of the Annual Information Form, the Voting Shares were listed on Nasdaq effective June 9, 2026, the Corporation completed the July 2026 Special Warrant Financing for aggregate gross proceeds of $24,770,454, and the Corporation repaid its senior secured indebtedness in full on August 6, 2026. Management believes that these developments have improved the Corporation’s access to equity capital markets relative to the periods reflected in the historical financial statements incorporated by reference in this Prospectus. The aggregate offering amount does not represent a commitment, undertaking or expectation to issue any particular amount of Securities, and there can be no assurance that the Corporation will distribute Securities in the full amount qualified under this Prospectus. See “Risk Factors.”

The Corporation may use net proceeds for general corporate purposes, including funding operations and working capital, repaying indebtedness, capital projects, and potential acquisitions. Final allocation will depend on project timing, commercial terms, equipment availability, development sequencing, and other business requirements. Management may reallocate funds if deemed necessary or prudent.

For any secondary offering of Voting Shares by selling securityholders, the Corporation would not receive any proceeds from the offering.

Management Discretion and Flexibility

Management will retain broad discretion in the use of net proceeds, which will vary based on the availability and suitability of investment opportunities and the Corporation’s operating and capital requirements. Any unallocated proceeds will be added to working capital and used for corporate purposes as determined by Management.

The Corporation may also issue securities from time to time outside of this Prospectus.

Cash Flow Considerations

As at June 30, 2026, the Corporation had cash and cash equivalents of $2,453,673, restricted cash of $2,000,000 held to satisfy the minimum cash covenant under the Corporation’s senior secured loan facility, and cash held in trust of $493,384, and had working capital of $(25,281,627). The senior secured loan facility was repaid in full on August 6, 2026 and the minimum cash covenant ceased to apply. For the financial year ended September 30, 2025, the Corporation had cash and cash equivalents of $2,501,986, restricted cash of $2,000,000, cash held in trust of $2,973,500, working capital of $(14,066,701) and net cash from (used in) operating activities of $(20,809,971). See the going concern disclosure in the Interim Financial Statements and “Risk Factors – Going Concern.” Although the Corporation anticipates it will have positive cash flow from operating activities in future periods, to the extent that the Corporation has negative cash flow in any future period, certain of the net proceeds from future offerings may be used to fund such negative cash flow from operations. If the Corporation experiences future negative cash flow, the Corporation may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Corporation will be able to generate positive cash flow from its operations, that additional capital or other types of financing will be available when needed, or that these financings will be on terms favourable to the Corporation. In addition, the Corporation expects to achieve positive cash flow from operating activities in future periods. However, this is based on certain assumptions and subject to significant risks. See “Use of Proceeds – Sufficiency of Financial Resources.”

Sufficiency of Financial Resources

The Corporation believes that it has sufficient cash resources to meet its short-term liquidity requirements and to fund its operations and its non-discretionary expenditures for the 12 months following the date of this Prospectus. In reaching this conclusion, the Corporation has considered its cash and cash equivalents and other financial resources as at the date of this Prospectus, its expected cash flows from operations, the completion of the July 2026 Special Warrant Financing and the repayment in full of its JGB senior secured loan, each as described elsewhere in this Prospectus. This conclusion is supported by the Corporation’s analysis of its future cash flows and working capital set out below, including the estimated normalized net change in cash on an annualized twelve-month basis and the adjusted working capital as at August 31, 2026 (each based on the Interim Financial Statements). The Corporation’s discretionary development expenditures in respect of its Namsskogan, Norway and Kokemäki, Finland sites, including the capital cost of the data centre development program referred to above, will be undertaken only as and when financing for those expenditures is obtained, and this conclusion does not assume that any of those expenditures is incurred during that period.

The following analysis of the Corporation’s future cash flows and working capital supports the representation set out above. This analysis constitutes a financial outlook within the meaning of applicable Canadian securities laws. It was prepared by Management and approved by Management on the date of this Prospectus for the purpose of assisting readers in assessing the sufficiency of the Corporation’s financial resources over the 12 months following the date of this Prospectus, and readers are cautioned that it may not be appropriate for any other purpose. It has been prepared using accounting policies consistent with those used in the preparation of the Interim Financial Statements. See “Cautionary Note Regarding Forward-Looking Information” and “Cautionary Note Regarding Future-Oriented Financial Information and Financial Outlook.”

Normalized Net Change in Cash

Management has prepared the following normalization of the Corporation’s historical total cash movement for the nine months ended June 30, 2026. The analysis begins with the net change in cash for that period, inclusive of the effect of exchange rate changes, and removes two non-recurring cash outflows. It does not include any proceeds from an offering of Securities under this Prospectus or from the exercise of outstanding convertible securities.

Ref.	Item	$
	Net change in cash for the nine months ended June 30, 2026 (inclusive of the effect of exchange rate changes)	(2,528,429)
ADJ-01	Reversal of the non-recurring cash portion of the prepaid equipment purchase for Exanorth AS under the Equipment Agreement with FAR Holdings Bermuda Ltd., being the $5,936,629 prepaid equipment balance at June 30, 2026 less $1,000,000 settled through the issuance of restricted share units	4,936,629
ADJ-02	Reversal of the non-recurring acquisition of real property by Bitzero Finland Oy, comprising land, transfer tax, consultancy fees and municipal charges, completed during the nine months ended June 30, 2026	982,584
	Normalized net change in cash, nine months ended June 30, 2026	3,390,783
	Estimated normalized net change in cash, annualized twelve-month basis (nine months ÷ 9 × 12)	4,521,044

The net change in cash of $(2,528,429) comprises a decrease in cash and cash equivalents and cash held in trust of $(1,198,178) before the effect of exchange rate changes and a negative exchange rate effect of $(1,330,251).

Working Capital

The following schedule sets out Management’s estimate of the Corporation’s working capital as at August 31, 2026, being the most recently completed month end prior to the date of this Prospectus, reconciled from working capital as at June 30, 2026 as reported in the Interim Financial Statements.

Ref.	Item	$
	Working capital as at June 30, 2026, per the Interim Financial Statements	(25,281,627)
WC-01	Restricted cash released on the repayment in full of the senior secured loan facility on August 6, 2026	2,000,000
WC-02	Current portion of the senior secured loan facility discharged on that repayment	6,650,484
WC-03	Contingent consideration not expected to be settled in cash based on performance to date	1,760,547
WC-04	Derivative financial liabilities comprising amounts settleable in Voting Shares and the fair value of conversion options in respect of host debt recognized elsewhere	15,552,778
WC-05	Net proceeds of the July 2026 Special Warrant Financing ($24,770,454) after the discharge of the senior secured loan facility and accrued interest ($22,420,699) and financing fees ($1,461,227)	888,528
WC-06	Estimated net results of digital asset mining subsequent to June 30, 2026, net of costs of generation	748,768
	Estimated working capital as at August 31, 2026	2,319,478

Working capital as at June 30, 2026 comprises current assets of $13,026,635 and current liabilities of $38,308,262. WC-03 and WC-04 are presented for the purpose of assessing cash liquidity only. Each of the contingent consideration and the derivative financial liabilities remains recognized as a liability under IFRS, and neither is reduced merely because Management does not presently expect it to be settled in cash. The contingent consideration remains recognized unless and until its measurement or recognition changes under IFRS, and the derivative financial liabilities remain recognized and measured at fair value through profit or loss until exercise, expiry or other extinguishment. Settlement in Voting Shares, including on a cashless exercise, is relevant to the Corporation’s cash liquidity but does not remove the liability from working capital determined in accordance with IFRS. The estimate above is presented before the August 31, 2026 remeasurement of derivative financial liabilities and other month end closing entries.

Significant Assumptions

The analysis set out above is based on the following significant assumptions: that the Corporation’s Bitcoin mining operations continue to operate at levels consistent with recent performance and that its Bitcoin monetization cycle continues; that the expenditures identified as ADJ-01 and ADJ-02 do not recur; that no material cash obligation of the Corporation has been omitted from the analysis; that the contingent consideration described at WC-03 is not required to be settled in cash during the assessment period; that the derivative financial liabilities described at WC-04 are settled in Voting Shares, or otherwise expire or are extinguished, without a cash outflow during the assessment period; that the FAR Note, carrying principal of $2,853,990, is converted into Voting Shares in accordance with its terms rather than repaid in cash; that the Corporation’s obligation to deliver 26 Bitcoin on March 16, 2027 under its Bitcoin financing arrangement with FAR Holdings Bermuda Ltd. is satisfied from digital currency generated by the Corporation’s mining operations rather than through a cash purchase of Bitcoin; that the Corporation defers discretionary development expenditures in respect of its Namsskogan, Norway and Kokemäki, Finland sites unless and until financing for those expenditures is obtained; that Bitcoin prices, network difficulty, transaction fees and energy prices remain within the ranges assumed by Management, being $55,000-$75,000, 125-140 trillion, $0-$1 and $0.035-$0.045 per kWh, respectively; that exchange rates, and in particular the United States dollar against the Norwegian krone and the euro, remain within the ranges assumed by Management; that no cash outflow arises during the assessment period in respect of the legal proceedings described in this Prospectus and the documents incorporated by reference herein, including the North Dakota claim in which damages of approximately $1,258,567 plus interest and costs are sought; and that the Corporation receives no proceeds from any offering of Securities under this Prospectus or from the exercise of outstanding convertible securities.

Material Risk Factors

Actual results may differ materially from the analysis set out above. The material risk factors that could cause actual results to differ include: a decline in the price of Bitcoin, an increase in network difficulty or an increase in energy costs, any of which would reduce the net contribution from the Corporation’s mining operations assumed at WC-06; the settlement in cash, rather than in Voting Shares, of any of the derivative financial liabilities described at WC-04, or the operation of the ratchet, cashless exercise or other adjustment provisions of the instruments to which they relate; the contingent consideration described at WC-03 becoming payable in cash; the repayment in cash of the FAR Note at maturity rather than its conversion into Voting Shares; the requirement to acquire Bitcoin in the market in order to satisfy the March 16, 2027 delivery obligation under the Corporation’s Bitcoin financing arrangement with FAR Holdings Bermuda Ltd., at prices in excess of the carrying amount of that obligation; the recurrence of, or the incurrence of expenditures similar to, the amounts reversed at ADJ-01 and ADJ-02, including in connection with the development of the Corporation’s sites; an adverse determination or settlement in the legal proceedings involving the Corporation’s former Chief Executive Officer or the North Dakota claim, in each of which no provision has been recorded; adverse movements in foreign exchange rates; and the inability of the Corporation to obtain additional financing on acceptable terms, or at all, if required. See “Risk Factors – Cash Flow from Operations”, “Risk Factors – Going Concern”, “Risk Factors – Indebtedness, Restrictive Covenants and Security over Assets”, “Risk Factors – Additional Financings, Issuances and Dilution” and “Risk Factors – Litigation”, together with the risk factors set out in the documents incorporated by reference herein.

The Corporation will update the disclosure set out above in accordance with section 5.8 of NI 51-102, including by discussing in its management’s discussion and analysis for each subsequent period the events and circumstances that caused actual results to differ materially from that disclosure and any material differences between actual results and the analysis presented above. The management’s discussion and analysis in respect of the Interim Financial Statements contains the Corporation’s comparison, prepared in accordance with section 5.8 of NI 51-102, of actual results against the future-oriented financial information disclosed in the Corporation’s listing statement dated November 19, 2025. That comparison is prepared on a different basis and is not comparable to the analysis presented above.

PRIOR SALES

Information in respect of prior sales of the Voting Shares or other Securities distributed under this Prospectus and for Securities that are convertible or exchangeable into Voting Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Voting Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Voting Shares are currently listed on the CSE under the trading symbol “AIBZ.U” and on the Nasdaq under the trading symbol “AIBZ.” Information regarding the trading price and volume of the Voting Shares will be provided, as required, in each Prospectus Supplement.

DESCRIPTION OF SECURITIES OFFERED

The following is a summary of the material attributes and characteristics of the Securities that may be issued from time to time under a Prospectus Supplement, as at the date of this Prospectus. The statements made in this Prospectus relating to the Securities to be issued hereunder are summaries of certain anticipated provisions thereof. The Prospectus Supplement filed in respect of an offering of Securities will describe the material terms of such Securities. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Voting Shares

The following is a brief summary of the material attributes of our Voting Shares. This summary does not purport to be complete. For full particulars and additional details on our Voting Shares, reference should be made to our articles, a copy of which is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar. Additionally, a more extensive summary of the terms of our Voting Shares is provided in the Annual Information Form, which is incorporated herein by reference.

The Corporation is authorized to issue an unlimited number of Voting Shares without par value. Each Voting Share carries the right to attend and vote at all general meetings of shareholders of the Corporation. As at the date of this Prospectus, there are 55,597,366 Voting Shares issued and outstanding, in each case on a non-diluted basis.

Holders of Voting Shares are entitled to receive notice of any meetings of shareholders of the Corporation and to attend and cast one vote per Voting Share at all such meetings. Holders of Voting Shares are entitled to receive dividends if, as and when declared by the Board at its discretion from funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of the Corporation, the holders of Voting Shares are entitled to participate on a pro rata basis in any distribution of the remaining property or assets of the Corporation, subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares of the Corporation ranking senior in priority to, or on a pro rata basis with, the Voting Shares. The Voting Shares do not carry any pre-emptive rights, conversion or exchange rights, or redemption, retraction, repurchase rights, nor do they contain any sinking fund or purchase fund provisions. There are no provisions requiring a holder of Voting Shares to contribute additional capital, and there are no restrictions on the issuance of additional Voting Shares by the Corporation.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent, or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

We will file a copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants with the relevant securities regulatory authorities in Canada after we have entered into it.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation of the Warrants;

●	the aggregate number of Warrants offered and the offering price;

●	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the dates or periods during which the Warrants are exercisable;

●	the designation and terms of any securities with which the Warrants are issued;

●	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	whether such Warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	certain material Canadian tax consequences of owning the Warrants, and, if applicable, certain material United States federal income tax consequences of owning the Warrants; and

●	any other material terms and conditions of the Warrants.

If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Corporation files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Corporation is offering before the issuance of such Warrants.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement.

We may issue Units comprised of one or more of the other Securities described herein in any combination.

Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

●	certain material Canadian tax consequences of owning the Securities comprising the Units, and, if applicable, certain material United States federal income tax consequences of owning the Securities comprising the Units; and

●	any other material terms and conditions respecting the Units.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to, or contain any or all of the terms described above.

If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Corporation files with the SEC, any Unit agreement describing the terms and conditions of such Units that the Corporation is offering before the issuance of such Units.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. We will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered;

●	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

●	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

●	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts, plus any interest earned thereon;

●	certain material Canadian tax consequences of owning the Subscription Receipts and, if applicable, certain material United States federal income tax consequences of owning the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

In the United States, the Corporation will file as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Corporation files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Corporation is offering before the issuance of such Subscription Receipts.

Non-Voting Shares

The following is a brief summary of the material attributes of our Non-Voting Shares. This summary does not purport to be complete. For full particulars and additional details on our Non-Voting Shares, reference should be made to our articles, a copy of which is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar. Additionally, a more extensive summary of the terms of our Non-Voting Shares is provided in the Annual Information Form and Special Meeting Circular, which are incorporated herein by reference.

The Non-Voting Shares are “restricted securities” under National Instrument 41-101 – General Prospectus Requirements and Ontario Securities Commission Rule 56-501 – Restricted Shares (the “Restricted Share Rules”) as the Non-Voting Shares carry a lesser number of votes per security than the Voting Shares. In accordance with the Restricted Share Rules, the Corporation received majority approval of the securityholders of the Corporation, excluding any votes attaching to securities held, directly or indirectly, by affiliates of the Corporation or control persons of the Corporation, to create the Non-Voting Shares at its special meeting held on August 25, 2025. For further information on the creation of the Non-Voting Shares, see the Special Meeting Circular which is available on the Corporation’s SEDAR+ profile.

The Corporation is authorized to issue an unlimited number of Non-Voting Shares without par value. The Non-Voting Share carries the right to attend all general meetings of shareholders of the Corporation. As at the date of this Prospectus, there are 2,312,243 Non-Voting Shares issued and outstanding.

Holders of Non-Voting Shares are entitled to receive notice of any meetings of shareholders of the Corporation and to attend and be heard at all general meetings of the shareholders of the Corporation (other than separate meetings of the holders of shares of any other class of shares of the Corporation or of shares of any series of shares of any such other class of shares other than Voting Shares) and shall be entitled to receive all notices of meetings, information circulars and other written information from the Corporation that the holders of Voting Shares are entitled to receive from the Corporation, but not to vote at such general meetings, unless otherwise required by law or as referred to herein.

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, all of the property and assets of the Corporation which remain after payment to the holders of any shares ranking in priority to the Voting Shares and the Non-Voting Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Voting Shares and the Non-Voting Shares, without preference or distinction. The Non-Voting Shares do not carry any pre-emptive rights, conversion or exchange rights, or redemption, retraction, repurchase rights, nor do they contain any sinking fund or purchase fund provisions. There are no provisions requiring a holder of Non-Voting Shares to contribute additional capital, and there are no restrictions on the issuance of additional Non-Voting Shares by the Corporation.

Each Non-Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into fully paid and non-assessable Voting Shares. However, a holder of the Non-Voting Shares shall not have the right to convert any portion of the Non-Voting Shares into the Voting Shares to the extent that, after giving effect to such conversion, the holder thereof has either (i) beneficial ownership of, or control or direction over, directly or indirectly, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly of more than 9.99% of the Corporation’s issued and outstanding Voting Shares immediately after giving effect to such conversion. The Corporation will not permit any conversion or exercise of convertible securities that would cause a holder to exceed this limit. The determination of whether a conversion is permitted, and the portion that may be converted, is at the discretion of the Corporation, based on the most recent information about outstanding Voting Shares. However, a holder may elect to remove this limitation by written notice to the Corporation, provided that all required personal information forms have been filed and cleared by any relevant stock exchange.

The percentage of the aggregate voting rights attached to the Corporation’s securities that will be represented by restricted securities after giving effect to the issuance of the securities being offered under this base shelf prospectus will be set forth in the applicable prospectus supplement relating to each specific offering.

PLAN OF DISTRIBUTION

New Issue

We may from time to time during the 25-month period that this Prospectus, including any amendments and supplements thereto, remains valid, offer for sale and issue up to an aggregate of $200,000,000 in Securities hereunder.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers, through agents, or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, that we engage in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that we will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, which may include sales made directly on the CSE, Nasdaq or other existing trading markets for the Securities. On June 4, 2020, the Canadian Securities Administrators published final amendments (the “Amendments”) to NI 44-102 and its companion policy that are expected to streamline “at-the-market distributions” in Canada and which came into effective on August 31, 2020. Among other things, the Amendments remove the requirement for issuers to obtain regulatory exemptive relief to complete an “at-the-market distributions” offering by codifying the relief directly in the Amendments.

In connection with any offering of Securities other than an “at-the-market distribution” (as defined under NI 44-102) (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Under this Prospectus, no underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from us or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed underwriters for the purposes of Applicable Securities Law, and any such compensation received by them from us and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with us, to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Voting Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Voting Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. We may elect to list any of the Securities on one or more exchange, but unless otherwise specified in the applicable Prospectus Supplement, we will not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any Securities. See “Risk Factors” herein and in the Annual Information Form for further details.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

Secondary Offering

This Prospectus may also, from time to time, relate to the offering of Voting Shares by certain selling securityholders. The Prospectus Supplement that we will file in connection with any offering of Voting Shares by selling securityholders will include the following information:

●	the names of the selling securityholders;

●	the number or amount of Voting Shares owned, controlled or directed by each selling securityholder;

●	the number or amount of Voting Shares being distributed for the account of each selling securityholder;

●	the number or amount of securities to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities;

●	whether such Voting Shares are owned by the selling securityholders both of record and beneficially, of record only or beneficially only;

●	if the selling securityholder purchased any of the Securities held by it in the two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and

●	if the selling securityholder acquired the Securities held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on an average cost-per security basis.

●	if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the selling securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and

●	all other information that is required to be included in the applicable prospectus supplement.

The selling securityholders may sell all or a portion of the Voting Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If Voting Shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Voting Shares may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the CSE and Nasdaq, as applicable;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling the Voting Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Voting Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

There can be no assurance that any selling securityholder will sell any or all of the Voting Shares registered pursuant to the Registration Statement, of which this Prospectus forms a part. The selling securityholders may also sell any or all of their Voting Shares under Rule 144 or Rule 904 under the U.S. Securities Act, in each case, if available, rather than under this Prospectus.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any Voting Shares by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Voting Shares to engage in market-making activities with respect to the Voting Shares. All of the foregoing may affect the marketability of the Voting Shares and the ability of any person or entity to engage in market-making activities with respect to the Voting Shares.

Once sold under the Registration Statement, of which this Prospectus forms a part, the Voting Shares will be freely tradeable in the hands of persons other than our affiliates.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable Securities. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

In this section of the Prospectus, unless the context requires otherwise, references to the “Corporation” include the Corporation and its subsidiaries, taken as a whole.

An investment in Securities is subject to a number of risks, including those set forth herein and in the documents incorporated by reference (including the Annual Information Form, the management’s discussion and analysis in respect of each of the Annual Financial Statements and the Interim Financial Statements). In addition to the information set out below and the other information contained in this Prospectus, including in the section entitled “Cautionary Note Regarding Forward-Looking Information”, prospective purchasers should carefully consider the risk factors related to the Business set out in the documents incorporated by reference herein, which are specifically incorporated by reference in this Prospectus. Additionally, prospective purchasers should consider the risk factors and uncertainties set forth below.

Prospective investors should carefully consider these risks, in addition to information contained in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. The risks and uncertainties described below or incorporated by reference in this Prospectus are not the only risks and uncertainties faced by the Corporation. Additional risks and uncertainties that the Corporation is not aware of or focused on, or that the Corporation currently deems to be immaterial, may materialize and could have a Material Adverse Effect, could result in a decline in the trading price of the Voting Shares, and could cause purchasers to lose all or part of their investment. There can be no assurance that the Corporation will successfully address any or all of these risks. In the event that any one or more of these risks or uncertainties materialize, such occurrence could have a Material Adverse Effect, and could cause prospective purchasers to lose all or part of their investment.

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for our Voting Shares will be sustained. If an active or liquid market for our Voting Shares fails to be sustained, the prices at which our Voting Shares and other Securities trade may be adversely affected. Whether our Voting Shares will trade at lower prices depends on many factors, including the liquidity of the Voting Shares, prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Voting Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Public Markets and Share Prices Volatility

The market price of our Voting Shares and any other Securities offered hereunder that become listed and posted for trading on the CSE, Nasdaq or any other stock exchange could be subject to significant fluctuations in response to certain factors including, but not limited to, variations in our operating results and changes in financial markets and general market conditions. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of our Voting Shares, and any other Securities offered hereunder that become listed and posted for trading on the CSE, Nasdaq or any other stock exchange. There can be no assurance of the price at which our Voting Shares and any other Securities offered hereunder that become listed and posted for trading on the CSE, Nasdaq or any other stock exchange will trade.

A Positive Return on Securities is Not Guaranteed

There is no guarantee that the Securities offered hereunder will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Absence of Public Market for Certain Securities

There is currently no market through which the Securities other than the Voting Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, Subscription Receipts, and Units will not be listed on any securities exchange. If such Securities are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and the Corporation’s financial condition. There can be no assurance as to the liquidity of the trading market for such Securities or that a trading market for these Securities will develop at all.

Additional Financings, Issuances and Dilution

We may issue and sell additional securities to finance our operations. We cannot predict the size or type of future issuances of securities or the effect, if any, that future issuances and sales of Securities will have on the market price of our securities issued and outstanding from time to time. Sales or issuances of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our issued and outstanding securities from time to time. With any additional sale or issuance of our securities, holders will suffer dilution with respect to voting power and may experience dilution in our earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of our issued and outstanding Voting Shares, which could contribute to progressive declines in the prices of such securities.

The continued development of the Corporation will require additional financing. There is no guarantee that the Corporation will be able to achieve its business objectives. The Corporation expects to fund its business objectives by way of additional offerings of equity and/or debt financing. The failure to raise or procure such additional funds could result in the delay or indefinite postponement of the Corporation’s current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Corporation.

If additional funds are raised by offering equity securities or convertible debt, existing shareholders of the Corporation could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against assets of the Corporation and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Corporation to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Corporation may require additional financing to fund its operations.

Broad Discretion in the Use of the Net Proceeds

While information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, our Management will have broad discretion with respect to the application of net proceeds received by us from the sale of Securities under this Prospectus and may spend such proceeds in ways that do not improve our results of operations or enhance the value of our Voting Shares or our other Securities issued and outstanding from time to time. Any failure by Management to apply these funds effectively could result in financial losses that could have a Material Adverse Effect on our Business or cause the price of our issued and outstanding securities to decline.

Cash Flow from Operations

For the nine-month period ended June 30, 2026, net cash from (used in) operating activities was approximately $(18,262,124), and for the financial year ended September 30, 2025, net cash from (used in) operating activities was approximately $(20,809,971). Although the Corporation anticipates it will have positive cash flow from operating activities in future periods, to the extent that the Corporation has negative cash flow in any future period, certain of the net proceeds from future offerings may be used to fund such negative cash flow from operating activities. That anticipation is based on certain assumptions and is subject to significant risks. See “Use of Proceeds – Sufficiency of Financial Resources.” If the Corporation experiences future negative cash flow, the Corporation may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Corporation will be able to generate positive cash flow from its operations, that additional capital or other types of financing will be available when needed, or that these financings will be on terms favourable to the Corporation.

Going Concern

The Interim Financial Statements include disclosure regarding the Corporation’s ability to continue as a going concern. As at June 30, 2026, the Corporation had an accumulated deficit of $(121,001,609) and working capital of $(25,281,627), and whether and when the Corporation can generate sufficient cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain. The Corporation is dependent on generating sufficient operating cash flow from its Bitcoin mining operations, and raising additional equity or debt financing to fund its growth and to pay its obligations as they come due. There can be no assurance that the Corporation’s efforts to address these matters will be successful. If the Corporation is unable to generate sufficient cash flow or to obtain additional financing when required, it may be required to curtail its operations or dispose of assets, and investors could lose all or part of their investment.

Indebtedness, Restrictive Covenants and Security over Assets

The Corporation has substantial indebtedness, including convertible instruments and, until August 6, 2026, a senior secured loan facility that was secured against substantially all of the assets of the Corporation and certain of its subsidiaries, including pledges of the equity interests of certain subsidiaries and mortgages over real property. The agreements governing the senior secured loan facility contained financial and other covenants, including a minimum cash covenant and trailing financial covenants, and restrictions on the incurrence of additional indebtedness and other corporate actions, each of which ceased to apply on the repayment in full of that facility on August 6, 2026. The warrants and conversion features related to the Corporation’s outstanding convertible instruments include ratchet and other adjustment provisions that may result in the issuance of additional Voting Shares. A failure to comply with covenants under any indebtedness the Corporation may incur, or an event of default under the agreements governing that indebtedness, could permit the applicable lenders to accelerate the indebtedness and enforce their security, which could have a Material Adverse Effect. Compliance with such covenants may also limit the Corporation’s flexibility in operating its business and its ability to obtain additional financing. In addition, certain of these instruments, including warrants and embedded conversion features, are classified as derivative financial liabilities and are remeasured at fair value through profit or loss at each reporting date, which may result in significant non-cash volatility in the Corporation’s reported financial results. On August 6, 2026, the Corporation repaid in full all outstanding obligations under the senior secured loan facility, consisting of $22,375,000 of outstanding principal and $45,699.69 of accrued and unpaid interest, using a portion of the net proceeds of the July 2026 Special Warrant Financing, and all liens and security interest granted in connection with the facility against the assets of the Corporation and its subsidiaries were released. As a result, the covenants, security, and conversion rights under that facility no longer apply. The warrants issued in connection with the facility remain outstanding in accordance with their terms, including their ratchet and other adjustment provisions, and continue to be classified as derivative financial liabilities that are remeasured at fair value through profit or loss at each reporting date. The Corporation expects to recognize a gain or loss on extinguishment in respect of the repayment of the senior secured loan facility in its financial statements for the fiscal year ending September 30, 2026, the amount of which has not been finalized as at the date of this Prospectus. The Corporation may incur additional indebtedness in the future, which may be secured and may contain covenants and restrictions similar to, or more restrictive than, those described above.

Damage to the Corporation’s reputation may result in the failure of its business

In certain circumstances, the Corporation’s reputation could be damaged. Damage to the Corporation’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Corporation and its activities, whether true or not. Although the Corporation believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, the Corporation does not ultimately have direct control over how it is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Corporation’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

Marketing and distribution capabilities

In order to commercialize its products, the Corporation must either acquire or develop an internal marketing and sales force with technical expertise and with supporting distribution capabilities or arrange for third parties to perform these services. In order to market any of its products, the Corporation must either acquire or develop a sales and distribution infrastructure. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of its Management and key personnel, and defer its product development and deployment efforts. To the extent that the Corporation enters into marketing and sales arrangements with other companies, its revenues will depend on the efforts of others. These efforts may not be successful. If the Corporation fails to develop substantial sales, marketing and distribution channels, or to enter into arrangements with third parties for those purposes, it will experience delays in product sales and incur increased costs.

Litigation

The Corporation may from time to time become party to litigation in the ordinary course of business which could adversely affect its business. Should any litigation in which the Corporation is, or becomes, involved be determined against the Corporation, such a decision could adversely affect the Corporation’s ability to continue operating and the market price for the Securities and could use significant resources. Even if the Corporation is involved in litigation and wins, such litigation could redirect significant resources. Litigation may also create a negative perception of the Corporation’s brand.

Certain directors, officers, employees, advisers and shareholders of the Corporation are residents of, or organized under the laws of, jurisdictions outside of British Columbia and Canada. As a result, it may be difficult or impossible for investors to serve legal process on those persons within British Columbia or Canada or to enforce judgments of British Columbia courts against them.

Inability to Enforce Legal Rights Against Foreign Persons

Certain directors and officers of the Corporation are residents of jurisdictions outside of Canada and the United States, and all or a substantial portion of the assets of such persons may be located outside of Canada and the United States. As a result, it may be difficult for investors to effect service of process within Canada or the United States upon such persons or to enforce against them in foreign court judgments obtained in Canadian or U.S. courts predicated upon the civil liability provisions of Applicable Securities Laws. The Corporation has appointed agents for service of process in certain Canadian and U.S. jurisdictions; however, there is no assurance that a foreign court would enforce a judgment obtained in Canada or the United States against any of the Corporation’s foreign-resident directors, officers or the experts named in this Prospectus, or that a court in Canada or the United States would enforce a judgment obtained in a foreign jurisdiction against such persons. Consequently, investors may have more difficulty in protecting their interests in connection with an action against the Corporation or such persons that would be the case if they were resident in Canada or the United States.

Foreign Private Issuer

As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors. Under the U.S. Exchange Act, the Corporation is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies, and the Corporation is not required to file the same reports that a U.S. domestic issuer would file with the SEC. As a foreign private issuer, the Corporation is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements, and from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Corporation complies with corresponding requirements under Canadian securities laws, these requirements differ, and shareholders should not expect to receive the same information at the same time as shareholders of U.S. domestic companies.

The Corporation’s directors and officers are currently exempt from the reporting requirements of Section 16(a) of the Exchange Act pursuant to an SEC exemptive order available to directors and officers of Canadian issuers that report insider holdings on the System for Electronic Disclosure by Insiders pursuant to National Instrument 55-104 - Insider Reporting Requirements and Exemptions, and remain exempt from the short-swing profit recovery and short-sale provisions of Sections 16(b) and 16(c). There can be no assurance this exemptive relief will remain available, in which case the Corporation’s directors and officers would become subject to Section 16(a) reporting. In the meantime, shareholders may not know on as timely a basis when officers, directors, and principal shareholders purchase or sell Voting Shares as compared to shareholders of a U.S. domestic issuer.

As a foreign private issuer, the Corporation also has the option to follow certain Canadian corporate governance practices instead of otherwise-applicable U.S. requirements, provided it discloses which requirements it is not following. As a result, shareholders may not have the same protections afforded to shareholders of U.S. domestic companies subject to all U.S. corporate governance requirements.

Loss of Foreign Private Issuer Status

The Corporation may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. In order to maintain its status as a foreign private issuer, a majority of the Voting Shares must be either directly or indirectly owned by non-residents of the United States, unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of its Voting Shares are held in the United States and if the Corporation fails to meet the additional requirements necessary to avoid loss of such status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly greater than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, and would be required to file financial statements prepared in accordance with U.S. generally accepted accounting principles. In addition, the Corporation may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

PROMOTERS

Other than as described below, no person or company has been a promoter of the Corporation during the two years immediately preceding the date of this Prospectus.

Mohammed Bakhashwain, the Chief Executive Officer, and a director of the Corporation, and Giovanni Gaudenzi, the Head of Finance and a director of the Corporation, took the initiative of founding and organizing the Corporation and its business and operations, including the business and operations of its subsidiaries. Accordingly, Mohammed Bakhashwain and Giovanni Gaudenzi may be considered promoters of the Corporation within the meaning of applicable Canadian securities Laws. For a description of the voting and equity securities of the Corporation held by Mohammed Bakhashwain and Giovanni Gaudenzi, all compensation received by Mohammed Bakhashwain and Giovanni Gaudenzi during the two most recently completed financial years of the Corporation ended September 30, 2025 and 2024 and certain disclosure required under applicable Canadian securities Laws in respect of bankruptcies, cease trade orders, and other penalties or sanctions, please see the Annual Information Form, which is specifically incorporated by reference in this Prospectus, and accessible on the Corporation’s issuer profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar.

LEGAL MATTERS AND INTERESTS OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offer of Securities, certain legal matters relating to Canadian law will be passed upon on our behalf by Garfinkle Biderman LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

MNP LLP audited the annual financial statements of the Corporation for the year ended October 31, 2024, and was independent of the Corporation in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

SRCO Professional Corporation audited the annual financial statements of the Corporation for the financial year ended October 31, 2025 and are independent of the Corporation in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario. SRCO Professional Corporation audited the financial statements of Bitzero Blockchain for the financial year ended September 30, 2025 and 2024, and was independent of the Bitzero Blockchain in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

As of the date of this Prospectus, the partners and associates of Garfinkle Biderman LLP, MNP LLP, and SRCO Professional Corporation, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Corporation.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated August 20, 2026, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Corporation offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The current auditors of the Corporation are SRCO Professional Corporation, located at Park Place Corporate Centre, 15 Wertheim Court, Suite 409 Richmond Hill, ON L4B 3H7. SRCO Professional Corporation is independent of the Corporation in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario and was independent of Bitzero Blockchain in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

SRCO Professional Corporation audited the annual financial statements of the Corporation for the financial year ended October 31, 2025 and the financial statements of Bitzero Blockchain for the financial year ended September 30, 2025 and 2024, each of which is incorporated by reference in this Prospectus

MNP LLP, located at 50 Burnhamthorpe Road West, Suite 900, Mississauga, Ontario L5B 3C2.MNP LLP was independent of the Corporation in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of Ontario.

MNP LLP audited the annual financial statements of the Corporation for the year ended October 31, 2024, which are incorporated by reference in this Prospectus.

The transfer agent and registrar for the Voting Shares is Odyssey Trust Company at its principal offices at Trader’s Bank Building, 702-67 Yonge Street, Toronto, Ontario M5E 1J8.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Corporation is a corporation existing under and governed by the BCBCA. Most of the directors and officers of the Corporation, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Corporation’s assets, are located outside the United States. As a result, it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Corporation or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Corporation has filed or will file with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Cogency Global Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus and the Registration Statement. However, it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

Mohammed Bakhashwain, a director, the Chair of the Board and the CEO of the Corporation, and Giovanni Gaudenzi, Guido Contesso and Selena Barrera, each a director of the Corporation, reside outside of Canada. Each of Mr. Bakhashwain, Mr. Gaudenzi, Mr. Contesso and Ms. Barrera has appointed the Corporation’s legal counsel, Garfinkle Biderman LLP, of 1 Adelaide Street East, Suite 801, Toronto, ON M5C 2V9, as agent for service of process.

Prospective purchasers of Securities are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process within Canada.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers of the Securities with the right to withdraw from an agreement to purchase the Securities, which right may be exercised within two business days after receipt or deemed receipt of this Prospectus, the accompanying Prospectus Supplement and any amendment relating to the Securities purchased by a purchaser. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation or are not sent or delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. However, purchasers of Securities distributed under an “at-the-market distribution” do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to Securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. Any remedies under securities legislation that a purchaser of the Securities distributed under an “at-the-market distribution” may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Original purchasers of Securities under this Prospectus (as supplemented or amended) that are convertible, exchangeable, or exercisable securities, will be granted a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of any Securities, the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, (as supplemented or amended) contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the Securities under this Prospectus (as supplemented or amended). This contractual right of rescission will be consistent with the statutory right of rescission described under Section 131 of the Securities Act (British Columbia) and is in addition to any other right or remedy available to original purchasers under Section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of Securities, to the extent such securities are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus (as supplemented or amended) is limited, in certain provincial and territorial securities legislation, to the price at which the Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories of Canada, if the purchaser pays additional amounts upon the conversion, exchange or exercise, as applicable, of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories of Canada. The purchaser should refer to any applicable provisions of applicable provincial or territorial securities legislation for the particulars of this right of action for damages or consult with a legal advisor.

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CERTIFICATE OF THE CORPORATION

Dated: September 11, 2026.

This short form prospectus, together with the documents incorporated by reference in this prospectus, constitutes full, true and plain disclosure of all material facts relating to the Securities offered by this prospectus as required by the securities legislation of each of the Provinces and Territories of Canada.

/s/ Mohammed Bakhashwain	/s/ Igor Kostioutchenko
Mohammed Bakhashwain Chief Executive Officer	Igor Kostioutchenko Chief Financial Officer

On behalf of the Board of Directors of Bitzero Holdings Inc.

/s/ Claudia Di Iorio	/s/ Giovanni Gaudenzi
Claudia Di Iorio Director	Giovanni Gaudenzi Director

CERTIFICATE OF THE PROMOTERS

Dated: September 11, 2026.

This short form prospectus, together with the documents incorporated by reference in this prospectus, constitutes full, true and plain disclosure of all material facts relating to the Securities offered by this prospectus as required by the securities legislation of each of the Provinces and Territories of Canada.

/s/ Mohammed Bakhashwain
Mohammed Bakhashwain

/s/ Giovanni Gaudenzi
Giovanni Gaudenzi

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

Indemnification of Directors and Officers.

The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:

●	indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

●	after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

●	is or was a director or officer of the company;

●	is or was a director or officer of another corporation

○	at a time when the corporation is or was an affiliate of the company, or

○	at the request of the company; or

●	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

●	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

●	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties (as defined in the Registrant’s articles), to which such person is or may be liable and must, after the final disposition of an eligible proceeding (as defined in the Registrant’s articles), pay the expenses (as defined in the BCBCA) actually and reasonably incurred by such person in respect of that proceeding. Pursuant to the Registrant’s articles, each director and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of certain eligible persons, as set out in the articles.

The Registrant is a party to an indemnity agreement with each of its current directors and senior officers providing that if such director or officer or his or her heirs and personal or other legal representatives (collectively, the “indemnitee”) has been or may be involved, including, without limitation, as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to any current, threatened, pending, commenced, continuing or completed proceeding, action, suit, hearing, inquiry, investigation, arbitration or alternative dispute resolution mechanism or procedure, howsoever arising, whether civil, criminal, administrative, investigative or other, and whether arising in law, equity or under statute, rule, regulation or ordinance of any governmental or administrative body or otherwise, and whether made or commenced by the Registrant or any Associated Corporation (as defined in the indemnity agreement) and any appeal or appeals therefrom by reason of or arising, in whole or in part, out of or in connection with or incidental to any event or occurrence that takes place either before or after the execution of the indemnity agreement and arising out of or in connection with, or incidental to the indemnitee being or having been a director or officer of, or holding or having held an equivalent position, or acting or have acted in a similar capacity, with:

(a)	the Registrant;

(b)	an affiliate of the Registrant; or

(c)	any other corporation, partnership, trust, joint venture or other unincorporated entity for which the indemnitee is or was a director or officer, or holds or held a position equivalent to that of a director or officer or acts in a similar capacity, at the request of the Registrant;

the Registrant shall, to the extent permitted by law, indemnify the indemnitee for any such:

(a)	judgment, penalty or fine awarded or imposed in, or an amount paid in settlement; and

(b)	costs, charges and expenses, including all legal and other fees,

actually and reasonably incurred by the indemnitee in respect of such legal proceeding or investigative action (including derivative action).

The Registrant is not obligated to indemnify an indemnitee if:

(a)	in relation to the subject matter of the proceeding, the director or officer did not act honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the director acted as a director or officer at the Registrant’s request; and

(b)	in the case of a proceeding other than a civil proceeding, the director or officer did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful;

provided, however, that in the absence of compelling evidence to the contrary, the director shall be presumed to have acted in good faith and in the best interests of the Registrant (or the best interests of the other entity, as the case may be).

The Registrant maintains directors’ and officers’ liability insurance coverage through primary and excess policies covering the Registrant and its subsidiaries. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers, directors and alternate directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers is subject to various exclusions.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Exhibits

The following exhibits have been filed as part of this Registration Statement:

Exhibit	Description
4.1**	Material Change Report dated October 4, 2024, in respect of the 2024 Consolidation (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.2**	Management Information Circular dated November 25, 2024, in respect of a plan of arrangement between the Registrant and its wholly-owned subsidiaries (incorporated by reference to Exhibit 99.6 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.3**	Material Change Report dated December 18, 2024, in respect of a plan of arrangement between the Registrant and its wholly-owned subsidiaries (incorporated by reference to Exhibit 99.11 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.4**	Material Change Report dated July 24, 2025, in respect of the WBM Adjustment (incorporated by reference to Exhibit 99.29 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.5**	Management Information Circular for the special meeting held on August 25, 2025, dated August 5, 2025 (incorporated by reference to Exhibit 99.30 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.6**	Listing Statement of the Registrant dated November 19, 2025 (excluding certain sections and schedules as described in the Prospectus) (incorporated by reference to Exhibit 99.44 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.7**	Notice of Change dated December 1, 2025, in respect of the change of the Registrant’s financial year end and change of corporate structure (incorporated by reference to Exhibit 99.66 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.8**	Material Change Report dated December 1, 2025, in respect of the Reverse Takeover Transaction and listing of the Voting Shares on the CSE (incorporated by reference to Exhibit 99.67 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.9**	Material Change Report dated December 12, 2025, in respect of a power optimization initiative and the engagement of investor relations service providers (incorporated by reference to Exhibit 99.72 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.10**	Audited Consolidated Financial Statements of Bitzero Blockchain Inc. for the financial years ended September 30, 2025 and 2024, together with the notes thereto and the auditors’ report dated January 28, 2026 (incorporated by reference to Exhibit 99.76 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.11**	Management’s Discussion and Analysis of Bitzero Blockchain Inc. for the year ended September 30, 2025 (incorporated by reference to Exhibit 99.77 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.12**	Annual Information Form of the Registrant dated February 2, 2026, in respect of the fiscal year ended September 30, 2025 (incorporated by reference to Exhibit 99.80 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.13**	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant for the period ended December 31, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.85 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.14**	Management’s Discussion and Analysis of the Registrant for the period ended December 31, 2025 (incorporated by reference to Exhibit 99.86 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.15**	Audited Consolidated Financial Statements of the Registrant for the financial years ended October 31, 2025 and 2024, together with the notes thereto and the auditors’ report dated March 6, 2026 (incorporated by reference to Exhibit 99.89 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.16**	Management’s Discussion and Analysis of the Registrant for the year ended October 31, 2025 (incorporated by reference to Exhibit 99.90 to the Registrant’s Form 40-F filed with the Commission on May 15, 2026 (File No. 001-43300)).
4.17**	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant for the three and six month periods ended March 31, 2026 and March 31, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.99 to the Registrant’s Form 40-F/A filed with the Commission on June 4, 2026 (File No. 001-43300)).
4.18**	Management’s Discussion and Analysis of the Registrant for the three and six month periods ended March 31, 2026 and March 31, 2025 (incorporated by reference to Exhibit 99.100 to the Registrant’s Form 40-F/A filed with the Commission on June 4, 2026 (File No. 001-43300)).
4.19**	Change of Status Report dated June 9, 2026, filed in connection with the Registrant’s Nasdaq listing effective June 9, 2026 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on June 11, 2026 (File No. 001-43300)).
4.20**	Material Change Report dated June 10, 2026, in respect of the resignation of Gilles Seguin as a director, appointments of Guido Contesso and Selena Barrera as directors, and appointment of Mohammed Bakhashwain as Chair of the Board of Directors (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on June 11, 2026 (File No. 001-43300)).
4.21**	Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on July 30, 2026 (File No 001-43300)).
4.22**	Registration Rights Agreement (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 6-K furnished to the Commission on July 30, 2026 (File No 001-43300)).
4.23**	Form of Special Warrant (incorporated by reference to Exhibit 99.4 to the Registrant’s Form 6-K furnished to the Commission on July 30, 2026 (File No 001-43300)).
4.24**	Form of Warrant (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 6-K furnished to the Commission on July 30, 2026 (File No 001-43300)).
4.25**	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant for the three and nine month periods ended June 30, 2026 and June 30, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on August 17, 2026 (File No. 001-43300)).
4.26**	Management’s Discussion and Analysis of the Registrant for the three and nine month periods ended June 30, 2026 and June 30, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on August 17, 2026 (File No. 001-43300)).
4.27**	Material Change Report dated August 10, 2026, in respect of the closing of the Registrant’s approximately US$25 million private placement of special warrants (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on August 12, 2026 (File No. 001-43300))
4.28**	Material Change Report dated August 31, 2026 in respect of the Registrant’s repayment of the outstanding obligations under the senior secured loan (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on August 31, 2026 (File No. 001-43300)).
4.29**	Amended and Restated Unaudited Condensed Interim Consolidated Financial Statements of the Registrant for the three and nine month periods ended June 30, 2026 and June 30, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on September 10, 2026 (File No. 001-43300)).
4.30**	Amended and Restated Management’s Discussion and Analysis of the Registrant for the three and nine month periods ended June 30, 2026 and June 30, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on September 10, 2026 (File No. 001-43300)).
4.31**	Amended and Restated Audited Consolidated Financial Statements of Bitzero Blockchain Inc. for the financial years ended September 30, 2025 and 2024, together with the notes thereto and the auditors’ report dated January 28, 2026, except as to Note 22(c), as to which the date is September 9, 2026 (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 6-K furnished to the Commission on September 10, 2026 (File No. 001-43300)).
4.32**	Amended and Restated Management’s Discussion and Analysis of Bitzero Blockchain Inc. for the year ended September 30, 2025 (incorporated by reference to Exhibit 99.6 to the Registrant’s Form 6-K furnished to the Commission on September 10, 2026 (File No. 001-43300)).
4.33*	Form 51-102F6V – Statement of Executive Compensation – Venture Issuers of the Registrant for the years ended October 31, 2025 and 2024.
4.34*	Form 51-102F6V – Statement of Executive Compensation – Venture Issuers of Bitzero Blockchain Inc. for the years ended September 30, 2025 and 2024.
5.1*	Consent of SRCO Professional Corporation
5.2*	Consent of MNP LLP.
5.3*	Consent of Garfinkle Biderman LLP.
6.1*	Power of Attorney (included on the signature pages to this Registration Statement).
107*	Calculation of Filing Fee Table.

*	Filed herewith.
**	Previously filed or furnished to the SEC.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on September 14, 2026.

BITZERO HOLDINGS INC.

By:	/s/ Mohammed Bakhashwain
Name:	Mohammed Bakhashwain
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mohammed Bakhashwain and Igor Kostioutchenko as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 462(b) or Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their respective substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Mohammed Bakhashwain	Chief Executive Officer (Principal Executive Officer)	September 14, 2026
Mohammed Bakhashwain	and Director

/s/ Igor Kostioutchenko	Chief Financial Officer (Principal Financial Officer and	September 14, 2026
Igor Kostioutchenko	Principal Accounting Officer)

/s/ Giovanni Gaudenzi	Director	September 14, 2026
Giovanni Gaudenzi

/s/ Claudia Di Iorio	Director	September 14, 2026
Claudia Di Iorio

/s/ Guido Contesso	Director	September 14, 2026
Guido Contesso

/s/ Selena Barrera	Director	September 14, 2026
Selena Barrera

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on September 14, 2026.

Cogency Global Inc.
as authorized representative for Bitzero Holdings Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

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